QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.7.3

VENOCO, INC.
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

Amendment No. 3

        Venoco, Inc., a Delaware corporation, does hereby certify that:

        1.     The Company's Board of Directors (the "Board") approved the 2005 Stock Incentive Plan (the "Original Plan") on October 13, 2005, which Original Plan became effective upon the approval of the Company's stockholder on December 12, 2005. The Original Plan was amended and restated on May 9, 2006, which amendment and restatement was approved by the Company's stockholder on May 9, 2006, further amended on March 27, 2007, which amendment was approved by the Company's stockholders on May 23, 2007, and further amended again on November 17, 2008 (the Original Plan, as amended, is referred to herein as the "Plan").

        2.     This Amendment No. 3 to the Plan was duly adopted by the Board on March 24, 2009 in accordance with Section 12 of the Plan.

        3.     The first sentence only of Section 4(a) of the Plan is deleted in its entirety and replaced with the following:

          4.     STOCK SUBJECT TO THE PLAN.

            (a)   Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Incentive Stock Options and other Stock Awards shall not exceed a maximum aggregate of 5,986,338 shares of Common Stock.

        4.     Except as provided in this amendment, the Plan is unchanged and remains in full force and effect.

        IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 3 to the 2005 Amended and Restated Stock Incentive Plan, as amended, as of the date first indicated above.

VENOCO, INC.
By:	/s/ TIMOTHY M. MARQUEZ
Name:	Timothy M. Marquez
Its:	Chief Executive Officer

QuickLinks

VENOCO, INC. AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN Amendment No. 3